Exhibit 10.12

Amendment No. 1

to the

Beverly Cooperative Bank Supplemental Executive Retirement Plan

The Beverly Cooperative Bank Supplemental Executive Retirement Plan, effective January 1, 2013 (the “SERP”), is hereby amended as follows:

1.	Section 1.10 (Company) is hereby amended and restated as follows, contingent upon and effective as of the date of the Conversion:

“1.10 “Company” shall, prior to the Conversion, mean Beverly Financial, MHC, the holding company of the Bank. Effective as of the date of the Conversion, “Company” shall mean Beverly Financial, Inc.”

2.	Section 1.11A (Conversion) is hereby added to the SERP, contingent upon and effective as of the date of the Conversion:

“1.11A “Conversion” shall mean the Company’s reorganization from a mutual holding company under the laws of the Commonwealth of Massachusetts into a stock holding company form of organization.”

3.	Section 2.1(c) (Earnings) is hereby amended and restated as follows, contingent upon and effective as of the date of the Conversion:

“2.1(c) Earnings. As of the last day of each Plan Year, the Administrator shall credit each Executive’s account hereunder with interest equal to the rate established by the Committee on the first day of the calendar year, compounded annually. The interest rate for the initial calendar year (2013) shall be five and one-half percent (5.5%) per annum. The interest rate for calendar year 2014 and until changed by the Committee, shall be equal to the rate on the highest yielding certificate of deposit issued by Beverly Bank during the Plan Year.”

4.	Section 6.14 (Guaranty) is hereby added to the SERP, contingent upon and effective as of the date of the Conversion:

“6.14 Guaranty. The Company hereby agrees to guarantee the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Plan.”

IN WITNESS WHEREOF, the Bank and the Company executed this Amendment No. 1 to the Beverly Cooperative Bank Supplemental Executive Retirement Plan on the date set forth below.

BEVERLY BANK
5/30/14	By:	/s/ Michael R. Wheeler
Date		Duly Authorized Officer of Beverly Bank

BEVERLY FINANCIAL, MHC
5/30/14	By:	/s/ Michael R. Wheeler
Date		Duly Authorized Officer of Beverly Financial, MHC